                                                                    EXHIBIT 21.1


ENTITY                                                         STATE OF FORMATION
------                                                         ------------------
Insignia/ESG, Inc.                                             Delaware
Barnes Morris Pardoe                                           Delaware Limited Liability Company
    & Foster Management Services, L.L.C.
Compagnie di Amministazgione                                   Italy
    c Gastioni Immobiliare S.p.A.
Construction Interiors, Inc.                                   Delaware
Corporate Relocation Management, Inc.                          Ohio
E.S.G. Operating Co., Inc.                                     New York
Edward S. Gordon Co., Inc. of Long Island, L.L.C.              New York Limited Liability Company
Edward S. Gordon Management Corporation                        New York
FC&S Management Company                                        Illinois
First Ohio Escrow Corporation, Inc.                            Ohio
First Ohio Mortgage Corporation, Inc.                          Ohio
Forum Properties, Inc.                                         Oregon
Goldie B. Wolfe & Company                                      Illinois
ICIG Directives, L.L.C.                                        Delaware
IFC Acquisition Corp. I                                        Delaware
IFC Acquisition Corp. II                                       Delaware
IFSE Holding Co. LLC                                           Delaware Limited Liability Company
IPCG, Inc.                                                     Delaware
Insignia Acquisition Corporation                               Delaware
Insignia Capital Advisors, Inc.                                South Carolina
Insignia/ESG Capital Corporation                               Delaware
Insignia/ESG of Alabama, Inc.                                  Delaware
Insignia/ESG, of California, Inc.                              Delaware
Insignia/ESG of Colorado, Inc.                                 Delaware
Insignia/ESG of Texas, Inc.                                    Delaware
Insignia/ESG Hotel Partners, Inc.                              Delaware
Insignia Commercial Group West, Inc.                           Delaware
Insignia Commercial Investments Group, Inc.                    Delaware
Insignia Commercial Management, Inc.                           Delaware
Insignia Construction Management Services -                    Delaware
    New York, Inc.
Insignia EC Corporation                                        Delaware
Insignia RO, Inc.                                              Delaware
Insignia Residential Group, Inc.                               Delaware
Insignia Retail Group, Inc.                                    Delaware
Insignia Rooney Management, Inc.                               Delaware
Insignia (UK) Holdings Limited                                 United Kingdom
Kreisel Company, Inc.                                          New York
MAP VII Acquisition Corporation                                Delaware
Metropolitan Acquisition VII, L.L.C.                           Delaware Limited Liability Company
O'Donnell Property Services, Inc.                              California
Property Consulting Services, Inc.                             Delaware
RJN Corporation                                                Delaware
Realty One, Inc.                                               Ohio
Richard D. Ellis Group, Ltd.                                   United Kingdom
Rostenberg-Doern Management Corp.                               New York
S.I.A., Inc.                                                   South Carolina
Soren Management Inc.                                          New York